Exhibit 99.2

HeartWare Limited (ASX:HTW) » Doug Godshall CEO Presentation 2008 AGM

Topics Year in Review Opportunity Update Clinical/Regulatory Status Pipeline Review Financials

Since last AGM Achieved: Completed 20 patient enrollment Extended to 30 and again to 50 Received conditional IDE approval Presented data at ISHLT meeting Conducted multiple MVAD preclinical studies and refined design concepts Advanced TETS to working prototype Secured upgraded new facility and commenced move Significantly improved manufacturing yield and output Raised AU$36M Maintained US and Australian dual compliance Re-organized operations group Added Chief Medical Officer, Operations Engineering leader, new Marketing leadership, new Regulatory leadership Bolstered board with new Director Pending: CE mark

Heart Failure is a significant problem for society A degenerative and terminal disease Affects over 20 million people globally (5+ million in the US) 1 million new cases diagnosed every year 300,000 deaths per year in the US At least 1 million patients in NYHA Class IV, the end-stage of the disease In the US, heart failure represents Medicare's greatest area of spending Estimated annual cost of $35B in 2004 1.1M hospital discharges; up 171% since 1979 Source: Circulation, AHA update, January 2008 Heart Failure Society of America / NHLBI

Heart Failure is Fatal AHA update, January 2008 Cause # Deaths in '04 Heart Failure 284,000 Heart Attack 158,000 Stroke 150,000 Diabetes 73,000 Aids 13,000 75% of HF patients under age 65 will die within 8 years HF kill 7 times more people than breast cancer annually 1 in 8 death certificates in US mentions HF Sudden cardiac death 9x more likely in patients with HF

LVAD's are the only viable option for most Heart transplantation is a proven therapy, but availability is severely limited Fewer than 4,000 donor hearts annually Many patients ineligible for transplantation Alternative therapies not delivering on initial promise Drugs & pacing do not halt disease progression Surgical techniques and other devices have not addressed the need Cell therapy is in its infancy and has mixed results LVAD's provide the only therapy that has been proven to rehabilitate patients from NYHA Class IV to Class I...and resume a normal life Data continues to improve and demonstrate long term benefits

Acceleration in 2008 Market growth now in double digits Technology: significant improvements Thoratec HMII approved in US April '08 - first new pump since 1998 HeartWare entering EU 2H 2008 Experience: transplant programs more experienced Outcomes improving worldwide Economics: US reimbursement increased every year since 2004 Destination Therapy: implants up 3X from 2005-2007 Data: significantly better than historical experience Survival past 6 months stable and now resembling transplant outcomes Transplant availability: waiting times extending worldwide Sources: Intermacs registry, Thoratec Corporation Q1 results, UNOS Database, ISHLT podium presentations, CMS inpatient payment schedule

HeartWare's advantages resonating worldwide Reprinted with permission from Thoratec Corporation Abdominal (Others) Pericardial (HeartWare)

Size REALLY matters The HeartWare(r) LVAD is the only full output pump implantable within the pericardial space in all patients No abdominal surgery No pump pocket drains No pump pocket infections No GI distress related to abdominal organ pressure Reduced procedural invasiveness and complexity Short pump implant time Low procedural morbidity Promises reduced recovery time Thoratec HeartMate XVE Thoratec HeartMate II

Entire system required to win Surgeons Cardiologists Patients Factors Easy to implant Avoid pump pocket Minimal re-intervention Minimal "fiddle factor" Infrequent re-admissions "Out of sight out of mind" Intuitive peripherals Low complication rates Good battery life "Normal" life HeartWare

US IDE trial Received conditional approval for BTT protocol on May 1 Novel trial design Utilizing NIH funded control arm (Intermacs Registry) First Bridge study to be permitted "survival" as endpoint versus "listed for transplant" Immediate patient discharge permitted No safety phase required; straight to pivotal Initial sites identified, processing documentation and training underway First patient likely June / July

International CE Mark clinical trial Trial enrolment completed August 2007 (20 patients) Extension approved to allow up to 50 patients (currently 32) Primary endpoint is survival to 180 days or transplant Submission of Technical Dossier expected 2H 2008

Promising clinical results Dr George Wieselthaler, Principal Investigator at Vienna General Hospital, with three of his HeartWare patients 91% Survival presented at ISHLT 32 implants Cumulative support >7500 days (20+ yrs) Average duration of support >230 days per patient Successful completion of primary endpoint for 23 patients Only 6 transplants to date 1 successful "recovery" patient 8 of first 13 supported > 1 year Longest implant at 530 days

Outcomes at 180 Days for First 23 Implants At 180 days: Survival - 91% Transplant- 10% Recovery - 0% Death - 9% *Presented by G Wieselthaler, MD at the ISHLT Annual Meeting, Boston, MA, April 12, 2008

BTT: Improvement in Survival over time 0 1 2 3 4 5 6 7 8 9 10 11 12 HM XVE 100 81 76 74 71 70 69 68 68 65 60 57 55 HeartMate II 100 90 86 80 80 75 75 72 72 72 72 68 68 HeartWare 100 94 94 90 90 90 90 84 84 84 84 84 84 Months Post Op % Survival 1997 2005 2008 91 75 60 Multicenter clinical evaluation of the HeartMate vented electric left ventricular assist system in patients awaiting heart transplantation. Frazier OH, Rose EA, Oz MC et al. J Thor Cardiovasc Surg 2001:122 Use of a continuous-flow device in patients awaiting heart transplantation. Miller LW, Pagani FD, Russell SD et al. N Engl J Med. 2007 Aug 30.

What do HeartWare patients do post implant? Sing opera Play tennis Play soccer Travel Return to work Raise their families Practice Law Play in chess tournaments Walk the dog Live normal lives

Getting bigger by getting smaller Procedure Surgical Minimally Invasive Catheter Delivery System Flow 10 L/min 7 L/min 3 L/min Patient Class Late Class IV Class III & IV Class III Treatable Pop. 100,000 350,000 1,000,000 Current status: IDE Preclinical studies Prototype and exploratory

MVAD showing promise and versatility Developing implant techniques that avoid sternotomy MVAD seems to work wherever we place it Goals are: Small incision Decrease complications Increase number of patients who can benefit Will select "winner" in 2008 Full project kick off in 2009 First implant likely < 24 months

The next major advance: TETS Transcutaneous Energy Transfer showing significant progress Enables transfer of energy and information across the skin Replaces driveline cable and eliminates risk of driveline complications Enables patient to be un-tethered from the charging system for extended periods Successfully demonstrated feasibility; refining performance attributes

Key Upcoming Milestones Milestone Timing Status Submissions of IDE to US FDA Q4 2007 Extension of International Trial to allow additional implants Q4 2007 Approval to Commence US trial Q2 2008 Submission of Technical Dossier to Competent Authority 2H 2008 On Target Receipt of CE Mark (European Regulatory Approval) 2H 2008 On Target Commencement of US Clinical Trial Q2 2008 On Target First revenue Q2 2008 On Target

Financial snapshot Cash on hand ~ AU$24.9M (31, March) Burn rate ~ AU$2-2.2M per month First revenue Anticipated mid 2008 Shares on issue ~ 248M Market Cap ~ $120M Number of employees 92 Top 20 shareholders >75% of shares

Summary Heart Failure is a disease of epidemic proportions Market acceleration is underway HeartWare is well positioned to benefit from market growth now and will be the primary driver of dramatic growth in the future Commercialization to commence in mid-2008